Exhibit 10.33.3
EXECUTION VERSION
THIRD AMENDMENT TO STOCKHOLDER PROTECTION RIGHTS AGREEMENT
          This Third Amendment (the “Amendment”) to Stockholder Protection Rights Agreement is entered into as of September 30, 2008, by and between Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the “Company”), and Computershare Trust Company, N.A., a national banking association f/k/a EquiServe Trust Company, N.A., successor rights agent to State Street Bank & Trust Company (the “Rights Agent”).
RECITALS:
          WHEREAS, the Company and the Rights Agent are parties to that certain Stockholder Protection Rights Agreement dated as of April 11, 2000, as amended by the First Amendment to Stockholder Protection Rights Agreement, effective as of September 26, 2001, and the Second Amendment to the Stockholder Protection Rights Agreement, entered into as of June 10, 2002 (as so amended, the “Agreement”); and
          WHEREAS, concurrently with the execution of this Amendment, the Company, Walter Industries, Inc., a Delaware corporation (“Walter”), and JWH Holding Company, LLC, a Delaware limited liability company (“JWH”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, JWH (after the Distribution referred to therein) will merge into the Company (the “Merger”), the separate existence of JWH shall cease, the Company shall continue as the surviving corporation (the “Surviving Corporation”), the limited liability company units of JWH issued and outstanding immediately prior to the effective time of the Merger will be converted into shares of common stock of the Surviving Corporation, par value $0.01 per share (the “Surviving Corporation Common Stock”), and, except as otherwise provided in the Merger Agreement, shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger will be combined into fully paid and non-assessable shares of Surviving Corporation Common Stock at the rate specified in the Merger Agreement; and
          WHEREAS, concurrently with the execution of this Amendment, the Company, Amster Trading Company and Ramat Securities, Ltd (each a “Trust Preferred Seller” and together, the “Trust Preferred Sellers”) are entering into an Exchange Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Exchange Agreement”), pursuant to which, among other things, the Trust Preferred Sellers will exchange all of the preferred undivided beneficial interests in the assets of Hanover Statutory Trust II held by the Trust Preferred Sellers for an amount of cash and newly issued Common Stock as set forth in the Exchange Agreement (the “Exchange”); and
          WHEREAS, as of the date hereof, the Company has not filed Articles Supplementary setting forth the terms of the Preferred Stock (as that term is defined in the Agreement); and
          WHEREAS, as a result of the combination of shares of Common Stock into shares of Surviving Corporation Common Stock at the rate specified in the Merger Agreement pursuant to the Merger, the Exercise Price (as that term is defined in the Agreement) will be adjusted as specified in Section 2.4 of the Agreement; and
          WHEREAS, the Board of Directors has deemed it fair, desirable and in the best interests of the Company and its stockholders to, pursuant to Section 5.4 of the Agreement, amend the Agreement as set forth below, and has duly authorized any officer of the Company to execute and deliver this Amendment.
          NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set out and of other consideration (the receipt and sufficiency of which are acknowledged), the parties hereto agree as follows:
          1. Definitions. Except as otherwise indicated herein or unless the context otherwise requires, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.
          2. Amendment of Section 1.1 of the Agreement.
a.	The definition of “Acquiring Person” in Article I, Section 1.1 of the Agreement is hereby amended, supplemented and restated in its entirety to read as follows:
“‘ACQUIRING PERSON’ shall mean any Person who is a Beneficial Owner of 10% or more of the outstanding shares of Common Stock (or, in the case of John A. Burchett, more than 20% of the outstanding shares of Common Stock); provided, however, that the term ‘Acquiring Person’ shall not include: (a) any Person (i) who shall become the Beneficial Owner of 10% or more of the outstanding shares of Common Stock (or, in the case of John A. Burchett, more than 20% of the outstanding shares of Common Stock) solely as a result of an acquisition by the Company of shares of Common Stock, until such time hereafter or thereafter as any of such Persons shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock, (ii) who becomes the Beneficial Owner of 10% or more of the outstanding Common Stock (or, in the case of John A. Burchett, more than 20% of the outstanding shares of Common Stock) but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if, upon notice by the Company, such Person promptly enters into an irrevocable commitment with the Company to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the Beneficial Owner of 10% or more of the outstanding shares of Common Stock (or, in the case of John A. Burchett, more than 20% of the outstanding shares of Common Stock) or (iii) who Beneficially Owns shares of Common Stock consisting solely of one or more of (A) shares of Common Stock Beneficially Owned pursuant to the grant or exercise of an option granted to such Person (an “Option Holder”) by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date, (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) Beneficially Owned by such Option Holder or its Affiliates or Associates at the time of grant of such option and (C) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) acquired by Affiliates or Associates of such Option Holder after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock; (b) Walter Industries, Inc., JWH Holding Company, LLC or any of their respective Affiliates or Associates, to the extent such Persons become Beneficial Owners of 10% or more of the outstanding shares of Common Stock solely as a result of the transactions contemplated by the Merger Agreement (including any amendment thereto); or (c) solely during the period commencing upon the consummation of the Exchange and terminating upon the earlier to occur of (i) the effective time of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms, the Trust Preferred Sellers; provided, further, that if either of the Trust Preferred Sellers would otherwise become an Acquiring Person as a result of the consummation of the Exchange and the termination of the Merger Agreement in accordance with its terms, such Trust Preferred Seller shall not be an Acquiring Person to the extent such Trust Preferred Seller promptly enters into an irrevocable commitment with the Company to divest, and thereafter promptly divests (without exercising or retaining any power, including voting (except in accordance with any Voting Agreement between such Trust Preferred Seller and the Company), with respect to such shares), itself of sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock), so that such Trust Preferred Seller ceases to be the Beneficial Owner of 10% or more of the outstanding shares of Common Stock. In addition, none of the Company, any wholly-owned Subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company or a wholly-owned Subsidiary of the Company shall be an Acquiring Person.”
b.	The definition of “Preferred Stock” in Article I, Section 1.1 of the Agreement is hereby amended, supplemented and restated in its entirety to read as follows:
“‘PREFERRED STOCK’ shall mean the series of preferred stock, par value $0.01 per share, of the Company, designated as Participating Preferred Stock, having substantially the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in EXHIBIT B hereto and as shall be made a part of the charter of the Company upon the acceptance for record by the State Department of Assessments and Taxation of Maryland of a charter document including the terms thereof.”
3.	Amendment of Section 2.3(a) of the Agreement.
a.	Section 2.3(a) of the Agreement is hereby amended, supplemented and restated in its entirety to read as follows:
     “(a) Subject to SECTIONS 3.1, 5.1 and 5.10 and subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation

Time and prior to the Expiration Time, to purchase, for the Exercise Price, one one-ten-thousandth of a share of Preferred Stock.”
4.	Amendment of Section 3.1(d) of the Agreement.
a.	Section 3.1(d) of the Agreement is hereby amended, supplemented and restated in its entirety to read as follows:
          “(d) Whenever the Company shall become obligated or exercise the option under SECTION 3.1(a) or (c) to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Preferred Stock, at a ratio of one one-ten-thousandth of a share of Preferred Stock for each share of Common Stock so issuable.
5.	Amendment of Section 5.9 of the Agreement.
a.	The Rights Agent address information set forth in Section 5.9 of the Agreement is hereby amended, supplemented and restated in its entirety to read as follows:
“Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
Attention: Client Services”
6.	Amendment of Section 5.16 of the Agreement.
a.	The second sentence of Article V, Section 5.16 of the Agreement is hereby amended, supplemented and restated in its entirety to read as follows:
“For purposes of this Section 5.16, the term ‘Future Director’ shall mean any director who became a member of the Company’s Board of Directors less than 180 days prior to such redemption, modification or termination; provided, however, that in no event shall any person named as a director of the Company in the Articles of Merger filed with the State Department of Assessments and Taxation of Maryland effecting the Merger be considered a ‘Future Director’ for purposes of this Section 5.16, notwithstanding that such director may not have been a director prior to the consummation of the Merger.”
7.	Amendment to Form of Rights Certificate.
a.	Exhibit A to the Agreement is hereby amended, supplemented and restated in its entirety with Exhibit A hereto.
8.	Amendment to Terms of Preferred Stock.
a.	Exhibit B to the Agreement is hereby amended, supplemented and restated in its entirety with Exhibit B hereto.

9.	Miscellaneous.
a.	Except as expressly modified hereby, the Agreement remains in full force and effect. Upon the execution and delivery hereof, as of the day and year first above written, the Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Agreement, and this Amendment and the Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement.

b.	Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

c.	This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment for all purposes. Signatures of the parties hereto transmitted electronically or by facsimile shall be deemed to be their original signatures for all purposes

d.	This Amendment and the Agreement, as amended hereby, shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to conflicts of laws principles.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

By:	/s/ John A. Burchett
Name:	John A. Burchett
Title:	President and Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis V. Moccia
Name:	Dennis V. Moccia
Title:	Managing Director

EXHIBIT A
[Form of Rights Certificate]
Certificate No. W- ________ Rights
THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.
Rights Certificate
HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
     This certifies that                     , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Stockholder Protection Rights Agreement, dated as of April 11, 2000, as amended September 26, 2001, June 10, 2002, and September 30, 2008 (as amended from time to time, the “Rights Agreement”), between Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the “Company”) and Computershare Trust Company, N.A., f/k/a EquiServe Trust Company, N.A., successor rights agent to State Street Bank & Trust Company (the “Rights Agent”, which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the close of business on April 28, 2010, one one-ten-thousandth of a fully paid share of Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Company (subject to adjustment as provided in the Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent in The City of New York. The Exercise Price, initially $17.00 per Right, shall be subject to adjustment in certain events as provided in the Rights Agreement.
     In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities of the Company other than Preferred Stock or assets of the Company, all as provided in the Rights Agreement.
     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
     Subject to the provisions of the Rights Agreement, each Right evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances, at its option, at a redemption price of $0.01 per Right or (b) exchanged by the Company under certain circumstances, at its option, for one share of Common Stock or one one-ten-thousandth of a share of Preferred Stock per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.
     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.
     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Date:

ATTEST:	HANOVER CAPITAL MORTGAGE HOLDINGS, INC.

By:

Secretary

Countersigned:

By:
Authorized Signature

[Form of Reverse Side of Rights Certificate]
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer this Rights Certificate.)
     FOR VALUE RECEIVED _______________________________________________________________ hereby sells, assigns and transfers unto __________________________________________________________________________________________
(Please print name and address of transferee)
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.
Dated:

Signature Guaranteed:

Signature

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

     Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program), pursuant to SEC Rule 17Ad-15.

(To be completed if true)
     The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

NOTICE
     In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

[To be attached to each Rights Certificate]
FORM OF ELECTION TO EXERCISE
(To be executed if holder desires to
exercise the Rights Certificate.)

TO:	HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
The undersigned hereby irrevocably elects to exercise                      whole Rights represented by the attached Rights Certificate to purchase the shares of Participating Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Address:

Social Security or Other Taxpayer Identification

Number:

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Address:

Social Security or Other Taxpayer Identification

Number:

Dated:

Signature Guaranteed:

Signature

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

     Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program), pursuant to SEC Rule 17Ad- 15.

(To be completed if true)
     The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

NOTICE
     In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

EXHIBIT B
TERMS OF PARTICIPATING PREFERRED STOCK
     The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of a series of preferred stock, par value $0.01 per share, of Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the “Corporation”), designated as Participating Preferred Stock, par value $0.01 per share, shall be as follows, with any changes to the use of defined terms or enumeration or lettering of sections and subsections or form as may be necessary or appropriate upon the filing thereof with the State Department of Assessments and Taxation of Maryland:
     (i) The designation of the Participating Preferred Stock shall be “Participating Preferred Stock.” Each share of this Series shall be identical in all respects with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative.
     (ii) The number of shares of this Series shall initially be 583,000, which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors of the Corporation (the “Board of Directors”). Shares of this Series acquired by the Corporation shall constitute authorized but unissued shares of Preferred Stock without designation as to series. Shares of this Series may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder’s fractional share, to all rights of a holder of a whole share of this Series.
     (iii) The holders of full or fractional shares of this Series shall be entitled to receive, when and as authorized by the Board of Directors and declared by the Corporation, but only out of funds legally available therefor, dividends, (A) on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole share of this Series equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) that would be payable on such date to a holder of the Reference Package and (B) on the last day of March, June, September and December in each year, in an amount per whole share of this Series equal to the excess (if any) of $425.00 (the “Base Dividend Amount”) over the aggregate dividends paid per whole share of this Series during the three month period ending on such last day. Each such dividend shall be paid to the holders of record of shares of this Series on the date, not exceeding sixty days preceding such dividend or distribution payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution. Dividends on each full and each fractional share of this Series shall be cumulative from the date such full or fractional share is originally issued; provided that any such full or fractional share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date.
     The term “Reference Package” shall mean 10,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”) of the Corporation.

     Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on this Series.
     So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to this Series as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.
     (iv) In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.
     (v) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to this Series upon liquidation, to be paid in full an amount per whole share of this Series equal to the greater of (A) $170,000.00 (the “Base Liquidation Amount”) or (B) the aggregate amount distributed or to be distributed prior to such date in connection with such liquidation, dissolution or winding up to a holder of the Reference Package (such greater amount being hereinafter referred to as the “Liquidation Preference”), together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.
     In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.
     Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v) before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.
     For the purposes of this Section (v), the consolidation or merger of, or binding share exchange by, the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.
     (vi) The shares of this Series shall not be redeemable.
     (vii) In addition to any other vote or consent of stockholders required by law or by the charter of the Corporation, each whole share of this Series shall, on any matter, vote as a class with any other stock comprising part of the Reference Package and voting on such matter and shall have the number of votes thereon that a holder of the Reference Package would have.
     (viii) In the event the Corporation shall, at any time or from time to time (other than in connection with the merger of JWH Holding Company, LLC, a Delaware corporation, with and into the Corporation), (A) declare or pay a dividend on any shares of Common Stock payable in Common Stock, (B) subdivide any shares of Common Stock or (C) combine any shares of Common Stock into a smaller number of shares, then and in each such case (X) the Reference Package after such event shall be the number of shares of Common Stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof and (Y) the Base Dividend Amount and the Base Liquidation Amount shall be similarly adjusted to reflect such dividend, subdivision or combination of shares.